Exhibit 99.1
FOR IMMEDIATE RELEASE:

CONTACT	TSC

Timothy Rogers	55 East Monroe Street
Chief Financial Officer	Suite 2600
Technology Solutions Company	Chicago, Illinois 60603
(O) 312-228-4500	(O) 312-228-4500
Tim_rogers@techsol.com
Technology Solutions Company Announces Approval of
Plan of Liquidation and Dissolution by Board of
Directors
Chicago — February 10, 2009 — Technology Solutions Company (NASDAQ: TSCC), a software and services company focused on the healthcare provider market, today announced that its Board of Directors has determined, after extensive and careful consideration of the Company’s strategic alternatives and analysis of the prevailing economic and industry conditions, that it is in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. The Company’s Board of Directors has approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), subject to stockholder approval. The Company intends to hold a special meeting of stockholders to seek approval of the Plan and will file related proxy materials with the Securities and Exchange Commission (“SEC”) in the near future. Prior to the special meeting, the Company will reduce its headcount to a limited number of employees who will assist through the termination of operations.
The Plan contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan, the Company intends to file a certificate of dissolution, sell or otherwise dispose of its non-cash assets, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims, ongoing client agreements, lease obligations, severance for terminated employees, and costs associated with the liquidation and dissolution, and make one or more distributions to its stockholders of cash available for distribution, subject to applicable legal requirements. The Plan, upon approval of stockholders, provides for an initial cash distribution currently estimated to be in the amount of $2.00 per share. Following stockholder approval of the Plan and the filing of a certificate of dissolution, the Company will delist its common stock from NASDAQ.
If, prior to its dissolution, the Company receives an offer for a corporate transaction that will, in the view of the Board of Directors, provide superior value to stockholders than the value of the estimated distributions under the Plan, taking into account all factors that could affect valuation, including timing and certainty of closing, credit market risks, proposed terms and other factors, the Plan and dissolution could be abandoned in favor of such a transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC.
This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan, the Company intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Technology Solutions Company, Attn: Chief Financial Officer, 55 E. Monroe, Suite 2600, Chicago, Illinois 60603, or accessing the “Investors” section of the Company’s website at http://www.techsol.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan.
ABOUT Technology Solutions Company
Technology Solutions Company (TSC) is a software and services firm providing business solutions that partners with clients to expose and leverage opportunities that create, deliver, visualize and sustain customer value. Our outside-in, fact-based approach quantifies value through the eyes of our client’s customers, unleashing the potential for profit and growth. TSC serves the healthcare industry through tailored business solutions. For more information, please visit www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning TSC’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although TSC believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. TSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release are described in TSC’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, TSC does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If TSC does update or correct one or more forward-looking statements, investors and others should not conclude that TSC will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.